_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 21, 2002

          GS Mortgage Securities Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89556	13-6357101
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 902-1000

                                                               None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

The Registrant registered issuances of Mortgage Pass-Through Certificates Series 2002-11F on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-89556) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $868,344,394 aggregate principal amount of Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class B1, Class B2, Class B3, Class A-P and Class A-X Certificates (the “Certificates”) on October 30, 2002.

The Certificates were issued pursuant to a Trust Agreement (the “Trust Agreement”), dated as of October 1, 2002, as well as an Amended and Restated Trust Agreement (the “Amended and Restated Trust Agreement”) as amended by Amendment No. 1 (“Amendment No. 1”), attached hereto as Exhibit 4.5.1, dated as of November 1, 2002, among GS Mortgage Securities Corp., as depositor and JPMorgan Chase Bank, as Trustee.  The Trust Agreement was previously filed on a Current Report on Form 8-K on November 15, 2002.  The “Certificates” consist of the following classes: Class A1, Class A2, Class A3, Class A4, Class A5, Class A6, Class A7, Class A8, Class B1, Class B2, Class B3, Class A-P, Class A-X, Class B4, Class B5 and Class B6 Certificates.  The Certificates evidence all of the beneficial ownership interest in a trust fund (the “Trust Fund”) that consists primarily of a pool of certain conventional, fixed rate, residential mortgage loans (the “Mortgage Loans”) with an aggregate outstanding principal balance of $873,585,810 as of October 1, 2002, together with certain other assets.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

_________

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.5.1

Amended and Restated Trust Agreement as amended by Amendment No. 1, dated as of November 1, 2002, between GS Mortgage Securities Corp., as Depositor, and JPMorgan Chase Bank, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS MORTGAGE SECURITIES CORP.

By:/s/ Samuel Ramos

      Name:    Samuel Ramos

      Title:      Secretary

Dated:  February 12, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

4.5.1                  Amended and Restated Trust Agreement as amended

                          by Amendment No. 1, dated as of November 1, 2002,

                          between GS Mortgage Securities Corp., as Depositor,

                          and JPMorgan Chase Bank, as Trustee.